SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                   _______________________


                          FORM 8-K

                       CURRENT REPORT

                   _______________________



             Pursuant to Section 13 or 15(d) of

             the Securities Exchange Act of 1934



Date of  Report (Date  of earliest event  reported): January 18, 1996



                        TIFFANY & CO.

     (Exact name of Registrant as specified in its charter)



Delaware                             1-9494              13-3228013
(State or other jurisdiction         (Commission         I.R.S. Employer
of incorporation)                    File Number)        Identification
                                                          Number)


727 Fifth Avenue, New York, New York                     10022
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone  number, including area  code:  (212) 755-8000





Item 5.  Other Events.

      On  January  18, 1996,  Registrant  announced  the appointment  of
Michael  J. Kowalski  to the  position of  President.   The text  of the
announcement is provided below:

      New York, January 18, 1996 -- William R. Chaney, chairman of the board and chief executive officer of Tiffany & Co. (NYSE-TIF) announced that Michael J. Kowalski was appointed president of the international jewelry retailer at a board of directors meeting here today. Previously, he held the position of executive vice president.

      Mr. Chaney said, "Mr. Kowalski will continue to be responsible for merchandising and marketing related functions and will assume responsibility for a number of special assignments to assist me in the future direction and development of the Company."

      Mr. Kowalski, 43, received a bachelor of science degree in economics from the University of Pennsylvania and a masters of business administration from Harvard University. He joined Tiffany in 1983 where he has held a series of positions in finance, inventory management, merchandising and marketing.

      Mr. Chaney said, "Tiffany has numerous opportunities for growth and global expansion. Mike Kowalski's increased support as we plan for the future development of Tiffany will provide a
      significant  benefit.    He  brings  a  unique  talent  and  great
      leadership to his new position. Mike's new role, along with expanded responsibilities to be assumed by James Quinn, executive vice president, and Tom O'Neill, senior vice president-international, will enable us to maximize those opportunities.

      Mr. Kowalski lives in Kinnelon, NJ, with his wife, Barbara, daughter, Amanda, and son, Adam.


                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TIFFANY & CO.

                                    BY:   /s/ James N. Fernandez
                                          James N. Fernandez
                                          Senior Vice President-Finance
Date: January 22, 1996                    and Chief Financial Officer